UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 19, 2008
Navigant Consulting, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation)	001-12173 (Commission File Number)	36-4094854 (IRS Employer Identification No.)
30 S. Wacker, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s Telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7

Item 1.01. Entry into a Material Definitive Agreement.
(i)	On December 19, 2008, the Board of Directors of Navigant Consulting, Inc. (the “Company”) approved the First Amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan to provide, effective as of April 1, 2009, that (i) shares of common stock of the Company would be purchased at ninety percent (90%) of the fair value of the common stock on the purchase date, and (ii) that employees are required to hold shares acquired under the Employee Stock Purchase Plan for a period of six (6) months. The foregoing description of the amendment is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
(ii)	On December 19, 2008, the Board of Directors of the Company approved Amendment Number One to the Navigant Consulting, Inc. Directors’ Deferred Fees Plan (the “Directors’ Plan”) to bring the terms and conditions of the Directors’ Plan into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). Section 409A is the tax law enacted in 2004 governing “nonqualified deferred compensation” arrangements that imposes an additional tax and penalties on service providers if a covered arrangement does not comply with Section 409A. The foregoing description of the amendment is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (i) On December 19, 2008, the Company entered into an amended and restated employment agreement with Julie M. Howard, our president and chief operating officer. The employment agreement with Ms. Howard is for a rolling one-year period, such that the remainder of the term shall always be one full year. The agreement provides for an annual base salary of $600,000, which is subject to increase from time to time, and an annual bonus opportunity equal to the base salary. The employment agreement provides, among other things, that if we terminate Ms. Howard for other than cause (as defined in the agreement), if Ms. Howard terminates her employment for good reason (as defined in the agreement), or if Ms. Howard’s employment is terminated because of death or disability (as defined in the agreement), then we will pay to Ms. Howard an amount equal to (i) two times the sum of her base salary and her average annual bonus for the immediately preceding three years and (ii) a pro rata portion of her annual bonus for the year in which the termination occurs. In addition, Ms. Howard would be entitled to continuation of her health care benefits for up to two years after such termination of employment. However, if Ms. Howard terminates her own employment other than for good reason, we would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if, during the one year period following a change in control (as defined in the agreement), we terminate Ms. Howard’s employment other than for cause, death or disability or Ms. Howard terminates her employment for any reason or if during the one year period preceding a change of control we terminate Ms. Howard’s employment, other than for cause, death or disability, in anticipation of a change in control transaction that our board of directors is actively considering and that is ultimately consummated, then we shall pay to Ms. Howard an amount equal to (a) three times the sum of her base salary and her average annual bonus for the immediately preceding three years and (b) a pro rata portion of her annual bonus for the year in which the termination occurs. In addition, Ms. Howard would be entitled to continuation of her health care benefits for up to two years after such termination of employment. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.3 and is incorporated herein by reference.
(ii) On December 19, 2008, the Company amended and restated its employment agreements with William M. Goodyear and David E. Wartner to primarily bring the terms and conditions of such employment agreements into documentary compliance with Section 409A. To comply with Section 409A, the Compensation Committee and the Board of Directors of the Company approved the following changes to Messrs. Goodyear’s and Wartner’s employment agreements:
•	Clarification that payments following the executive’s termination of employment shall only be paid upon the occurrence of a Section 409A defined “separation from service”; and
•	Imposition of a six-month delay rule with respect to any payments of non-qualified deferred compensation following the executive’s “separation from service” if such executive is a “specified employee” (as defined in Section 409A) on the date of separation from service.
In consideration of the uncertainty and complexity of Section 409A, Mr. Goodyear’s employment agreement was also amended to include a tax gross-up in the event any payments under the employment agreement resulted in the imposition of tax penalties under Section 409A. The Company also amended the employment agreements of Messrs. Goodyear, Wartner, Thomas A. Nardi and Ms. Monica M. Weed to provide that such executives shall receive interest at the rate of 5% per annum on any funds required to be paid on a delayed basis due to the application of Section 409A to such payment. The foregoing description of the amended terms of the employment agreements is qualified in its entirety by reference to the applicable employment agreement or amendment, copies of which are attached as Exhibits 10.4 through 10.7 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
10.1	First Amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan.

10.2	Amendment Number One to the Navigant Consulting, Inc. Directors’ Deferred Fees Plan.

10.3	Amended and Restated Employment Agreement between Julie M. Howard and the Company, dated December 19, 2008.

10.4	Amended and Restated Employment Agreement between William M. Goodyear and the Company, dated December 19, 2008.

10.5	Amended and Restated Employment Agreement between David E. Wartner and the Company, dated December 19, 2008.

10.6	First Amendment to Employment Agreement between Thomas A. Nardi and the Company, dated December 19, 2008.

10.7	First Amendment to Employment Agreement between Monica M. Weed and the Company, dated December 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2008	Navigant Consulting, Inc.
	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Vice President, General Counsel and Secretary